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                                                                    EXHIBIT 10.6

                                 JAMES C. ECKERT
                    AMENDED AND RESTATED INCENTIVE AGREEMENT

      WHEREAS, Section 7 of the Fourth Amended and Restated Omni Energy Services Corp. Stock Incentive Plan (the "Plan") authorizes the Compensation Committee of the Board of Directors (or a subcommittee thereof) (the "Committee") to award shares of restricted stock to eligible participants in the Plan;

      WHEREAS, Section 8 of the Plan authorizes the Committee to make other awards to eligible participants in the Plan, the value of which may be based in whole or in part on the value of shares of the Company's common stock;

      WHEREAS, James C. Eckert is such an eligible participant (the "Employee");

      WHEREAS, under Sections 7.4 and 10.6 of the Plan, a participant receiving an award of restricted stock or a stock-based award shall enter into an incentive agreement with OMNI Energy Services Corp. (the "Company") setting forth the conditions of the grant of restricted stock and the stock-based award;

      WHEREAS, effective December 1, 2003, the Company entered into a Restricted Stock Incentive Agreement with Employee for the award of 200,000 shares of restricted stock subject to the terms and conditions of the Plan (the "Original Agreement);

      WHEREAS, the number of shares necessary to satisfy the grant of restricted shares made pursuant to the Original Agreement was not available in the Plan at the time of execution thereof;

      WHEREAS, on June 17, 2004 stockholders of the Company failed to approve the increase in the number of shares issuable under the Plan; and

      WHEREAS, the Committee has amended and restated the Original Agreement to provide a Stock-Based Award in lieu of a portion of the Restricted Stock Grant, made pursuant thereto;

      NOW, THEREFORE, the Company and the Employee hereby, for mutual good and valuable consideration the receipt of which is hereby acknowledged, enter into this Amended and Restated Incentive Agreement (the "Agreement"), which amends and restates the Original Agreement in its entirety:

      1.    Grant of Restricted Shares

            The Employee has been granted from the Company's treasury stock, 50,000 shares of the common stock ($.01 par value per share) of the Company ("Restricted Shares").

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      2.    Grant Date

            The date of grant is November 4, 2003.

      3.    Base Value

            The price per share on the grant date is $2.32 ("Base Value").

      4.    Restriction Period

            The restriction period runs until November 4, 2004, (the "Restriction Period").

      5.    Stock-Based Award

            The Committee has granted the Employee the right to receive a cash payment (the "Stock-Based Award") equal to the fair market value (as hereafter defined) on the first business day following the Company's annual stockholders meetings in each of 2005 and 2006 (each a "Vesting Date") of 75,000 shares of the Company's common stock. The Company shall pay the amounts of such Stock-Based Award to the Employee on each Vesting Date in cash or, at the sole option of the Committee, in additional Restricted Shares, provided such shares are available for issuance pursuant to the terms of the Plan. For purposes of determining the amount of the cash payments to be made to the Employee, the fair market value of a share of the Company's common stock on Vesting Date shall be equal to the average closing price as reported on NASDAQ of a share of the Company's common stock on each of the ten (10) business days preceding the date of the Company's annual stockholders meeting held in 2005 and 2006. The amount of the Stock-Based Award payable hereunder shall be subject to the provisions of Paragraphs 9, 10 and, provided any such Stock-Based Award is determined by the Committee to be paid to the Employee in additional Restricted Shares, 15 hereof.

      6.    Restrictions During Restriction Period

            The Restricted Shares shall be held by the Company in escrow. While held in escrow, the Restricted Shares shall be registered in the name of the Employee, who shall endorse a stock power in blank for the Restricted Shares. The certificate for the Restricted Shares shall bear the following legend:

            The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions for vesting and forfeiture) contained in the OMNI Energy Services Corp. Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and OMNI Energy Services

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            Corp. thereunder. Copies of the Plan and the agreement are on file at the principal office of OMNI Energy Services Corp.

      7.    Dividends Paid During Restriction Period

            All cash and stock dividends, if any, paid with respect to the Restricted Shares shall be held in escrow with and added to the Restricted Shares and be subject to the same restrictions as the Restricted Shares during the term of the Agreement.

      8.    Voting Rights

            The Employee shall have all the rights of a shareholder with respect to the vested Restricted Shares held in escrow under the Agreement including the right to vote, unless and until such shares are forfeited, cancelled, sold or assigned or reissued.

      9.    Vesting

            Unless a Change of Control occurs, the Employee shall vest in the 50,000 Restricted Shares at the rate of 100% in year one. Vesting shall take place on November 4, 2004, provided that (a) Employee is employed by Company or one of Company's wholly owned subsidiaries on such date, (b) Employee dies while employed by the Company or one of the Company's wholly owned subsidiaries, or (c) Employee becomes disabled while employed by the Company as one of the Company's wholly owned subsidiaries and (d) Company had a positive EBITDA on the December 31 preceding such date. Therefore, assuming continued employment, or death or disability while employed, on November 4, 2004, ownership of 50,000 shares shall become vested in the Employee or his estate. The vested shares shall be released from escrow on the Vesting Date at which time the certificate for the vested Restricted Shares plus any cash or stock dividends paid with respect thereto shall be issued to the Employee free and clear of the escrow. In the event a Change of Control occurs, then (i) all the Restricted Shares, both vested and nonvested, along with any stock or cash dividends held in escrow, shall be issued to the Employee free and clear and the escrow shall terminate, and
      (ii) the entire amount of the Stock-Based Award (calculated based upon the closing price as reported on NASDAQ of a share of the Company's common stock on the date of the Change of Control) shall be paid to the Employee, if such award is paid in cash.

            For purposes of this Agreement, the term "Change of Control" is defined to include:

            (a) A tender offer or exchange offer made and consummated for ownership of company stock representing 50% or more of the combined voting power of the Company's outstanding securities;

            (b) The sale or transfer of substantially all of the Company's assets to another corporation which is not a wholly-owned subsidiary of the Company;

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            (c)   Any merger or consolidation of the Company with another
                  corporation, where less than 50% of the outstanding voting shares of the surviving or resulting corporation are owned in the aggregate by the Company's stockholders as of the record date entitling shareholders to vote on a merger or consolidation; or

            (d) Any contested election or other event (including one or more voluntary negotiations) which results in a 50% or greater change in the current composition of the independent members of the Company's board of directors during the period commencing on the day after the Company's annual shareholders' meeting and ending at the close of business of the Company's next annual shareholders' meeting.

      Provided however, that for purposes of this Section 9, any acquisition, sale or exchange of common stock, whether directly or indirectly by or for Advantage Capital Companies shall not constitute a Change of Control.

      10.   Limited Forfeiture

            If the Company terminates the employment of the Employee for any reason except termination for cause due to a felony conviction for theft or embezzlement from the Company then (a) all the nonvested Restricted Shares, along with any stock or cash dividends held in the escrow under the Agreement and (b) all of the nonvested Stock-Based Award, shall be issued to the Employee free and clear and the escrow shall terminate. In the event of termination due to a conviction for theft or embezzlement from the Company only the vested Restricted Shares and any cash or stock dividends allocable thereto shall be issued to the Employee free and clear and the escrow shall terminate. The nonvested Restricted Shares (and any cash or stock dividends allocable thereto) and all of the unpaid Stock-Based Awards shall be forfeited in favor of the Company and Employee shall have no rights with respect to the forfeited Shares or the Stock-Based Award.

      11.   No Right to Assign

            Neither the Restricted Shares nor the Stock-Based Award may be assigned, pledged, alienated or transferred during the Restriction Period.

      12.   Plan Deficit.

            Should the number of shares authorized to be issued under the Plan on the date hereof, or on any subsequent date during the term of this Agreement, not be sufficient to satisfy Company's obligation to deliver the Restricted Shares, the Company shall seek stockholder approval for an increase in the number of shares issuable under the Plan. Should stockholder approval not be obtained on the initial effort, Company shall use reasonable business efforts to obtain stockholder approval and shall put the issue to a


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      stockholder vote at least semiannually thereafter. Employee shall exercise his reasonable best efforts to assist Company in obtaining stockholder approval.

      13.   Tax Benefit Right

            The Company is paying the Employee a Tax Benefit Right of $79,200.00 in cash (which is equal to 30% of the delta between a share price of $1.00 and a share of $2.32 times the number of Restricted Shares), concurrently with the execution of this Agreement. The Company shall pay the Employee an additional Tax Benefit Right in the event that any part of the Stock-Based Award is paid to the Employee in cash. The amount of such Tax Benefit Right shall be equal to 15% of the delta between a share price of $2.32 and the fair market value of a share of the Company's common stock (determined pursuant to Section 5 or 9 above, as applicable) multiplied by 75,000 for each part of the Stock-Based Award paid to the Employee in cash. The Company shall reimburse the Employee for 50% of any excise tax paid by the Employee under Section 4999 of the Internal Revenue Code for payments in excess of amounts permitted under Section 280G as a result of the receipt of the Stock-Based Award, provided the price of a share of the Company's common stock used as a basis for computing the Stock-Based Award shall not be less than $12.00.

      14.   Other Terms

            This Agreement shall be subject to the terms of the Plan (including adjustments in the number of shares and tax withholding under Section 10 of the Plan), which shall be controlling.

      15.   Investment Representations and Restrictions

            The Employee (a) understands that the Restricted Shares have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws, in reliance upon federal and state exemptions for transactions not involving any public offering; (b) will be an "affiliate" under Rule 144 of the Securities and Exchange Commission and the Restricted Shares will be subject to further limitations on sale as a result thereof; (c) is acquiring the Restricted Shares for his own account for investment purposes, and not with a view to the distribution thereof; (d) is a sophisticated investor with knowledge and experience in business and financial matters; (e) is a director and officer of the Company, has received all requested information concerning the Company, and has had the opportunity to obtain additional information in order to evaluate the merits and the risks inherent in holding the Restricted Shares; (f) is able to bear the economic risks and lack of liquidity inherent in holding the Restricted Shares; and (g) acknowledges that the certificate(s) evidencing the Restricted Shares will contain legends restricting the transfer thereof.
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      16.   Amendment

            This Agreement may be amended by written agreement signed by all the Signatories below.

                                            EMPLOYEE:

         August __, 2004                    _______________________________
                                            James C. Eckert

                                            COMPENSATION COMMITTEE:

         August __, 2004                    By: ___________________________
                                            Name: _________________________
                                            Title: ________________________

                                            COMPANY:

                                            Omni Energy Services Corp.

         August __, 2004                    By: _________________________
                                            Name: _______________________
                                            Title: ________________________